UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2016

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2016, Kite Pharma, Inc. (“Kite”) entered into a Lease Agreement (the “Lease”) with 2383 Utah, LLC, for the lease of approximately 60,000 square feet of primarily office space in El Segundo, which is adjacent to Kite’s manufacturing facility. The Lease has a nine year and six month term commencing on February 1, 2017. Upon certain conditions, Kite has two options to extend the Lease, each for an additional five years. Kite paid $176,400 upon execution of the Lease and is required to remit base rent of $176,400 per month, or $2.94 per square foot, which will increase at a rate of approximately 3% per year. The monthly installments will be abated for the months of February 2017, February 2018, February 2019, February 2020, February 2021, February 2022 and February 2023.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Lease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report:

10.1	Standard Industrial Commercial Multi-Tenant Lease by and between Kite Pharma, Inc. and 2383 Utah, LLC, dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016	KITE PHARMA, INC. (Registrant)

	By:	/s/ Paul Jenkinson
	Name:	Paul Jenkinson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Standard Industrial Commercial Multi-Tenant Lease by and between Kite Pharma, Inc. and 2383 Utah, LLC, dated July 1, 2016